                                                                   EXHIBIT 10.35


THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION (TOGETHER, THE "SECURITIES LAWS") AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED OR ENCUMBERED IN THE ABSENCE OF COMPLIANCE WITH SUCH SECURITIES LAWS AND UNTIL THE ISSUER THEREOF SHALL HAVE RECEIVED FROM COUNSEL ACCEPTABLE TO SUCH ISSUER A WRITTEN OPINION ACCEPTABLE TO SUCH ISSUER THAT THE PROPOSED SALE, TRANSFER OR ENCUMBRANCE WILL NOT VIOLATE ANY APPLICABLE LAWS, INCLUDING WITHOUT LIMITATION, THE SECURITIES LAWS.


VOID AFTER 2:00 P.M., CYPRESS, CALIFORNIA TIME, ON THE EXERCISE EXPIRATION DATE, AS DEFINED HEREINBELOW.


                        WARRANT FOR THE PURCHASE OF UP TO
                                 300,000 SHARES
                                       OF
                     COMMON STOCK, PAR VALUE $.01 PER SHARE,
                                       OF
               UNIVERSAL ELECTRONICS INC., A DELAWARE CORPORATION


THIS IS TO CERTIFY THAT, FOR VALUE RECEIVED, THE RECEIPT AND SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED AND ACCEPTED,

        GENERAL INSTRUMENT CORPORATION, a Delaware corporation, or its permitted successors and permitted assigns ("Holder"), is entitled to purchase, subject to the provisions of this Warrant, from UNIVERSAL ELECTRONICS INC., a Delaware corporation (the "Corporation"), up to Three Hundred Thousand (300,000) shares of the Corporation's common stock, par value $.01 per share ("Common Stock"), at an exercise price of 12 and 5/8 dollars per share (the "Exercise Price"), at any time or from time to time on or after December 31, 2002, (the "Exercise Start Date"), and not later than 2:00 P.M. Cypress, California time on December 31, 2004 (the "Exercise Expiration Date"). The number of shares of Common Stock which the Holder is entitled to purchase and receive upon the exercise of this Warrant shall be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon any exercise of this Warrant by the Holder are hereinafter sometimes referred to as "Warrant Stock". The time period commencing on the Exercise Start Date and ending on the Exercise Expiration Date is hereinafter sometime referred to as the "Exercise Period".

        1. EXERCISE OF WARRANT. Subject to Sections 2 and 3 and the other provisions of this Warrant, the Holder may exercise this Warrant, in whole or in part (but in no event in fractional


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

shares), at any time or from time to time during the Exercise Period by presentation and surrender of this Warrant to the Corporation at its principal office, together with: (a) the Purchase Form annexed hereto properly prepared and duly executed by the Holder, (b) payment, in United States Dollars, of the aggregate Exercise Price for the number of Warrant Shares specified in such Purchase Form, together with all federal, state and local taxes applicable upon such exercise, (c) such representations from the Holder as are deemed necessary by the Corporation, and (d) a written opinion acceptable to the Corporation from legal counsel further acceptable to the Corporation that such exercise (i) is in accordance with the provisions of this Warrant and (ii) does not violate any applicable law, including without limitation, the Securities Laws. As soon as practicable after each such exercise, but not later than thirty (30) days from the date of such exercise, the Corporation shall issue or shall cause to be issued and delivered to the Holder a certificate or certificates for the shares of Warrant Stock issuable upon such exercise. Upon the proper exercise of this Warrant as set forth herein, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise notwithstanding that the stock transfer books of the Corporation shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder.

        2. DETERMINATION OF NUMBER OF WARRANT STOCK. (a) The number of shares of Warrant Stock to which the Holder shall be entitled to purchase upon the proper exercise hereunder shall be as follows:

               (i) One Hundred Thousand (100,000) shares of Warrant Stock so long as the Holder (or General Instrument Corporation, in the event of a permitted assignment or transfer of this Warrant in accordance with the provisions of this Warrant) purchases and pays for at least Three Million (3,000,000) units of products from the Corporation during the 1999 calendar year; plus

               (ii) One Hundred Thousand (100,000) shares of Warrant Stock so long as the Holder (or General Instrument Corporation, in the event of a permitted assignment or transfer of this Warrant in accordance with the provisions of this Warrant) purchases and pays for at least Three Million Five Hundred Thousand (3,500,000) units of products from the Corporation during the 2000 calendar year; plus

               (iii) One Hundred Thousand (100,000) shares of Warrant Stock so long as the Holder (or General Instrument Corporation, in the event of a permitted assignment or transfer of this Warrant in accordance with the provisions of this Warrant) purchases and pays for at least Four Million (4,000,000) units of products from the Corporation during the 2001 calendar year.

        (b) As described in this subsection 2(b), the number and kind of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of the events described within this subsection as follows:



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



               (i) If the Corporation (1) declares a dividend or makes a distribution on its outstanding shares of Common Stock; or (2) subdivides or reclassifies its outstanding shares of Common Stock into a greater or smaller number of shares, then the number of Warrant Stock subject to purchase upon the exercise of this Warrant shall be adjusted (and the exercise price shall be correspondingly adjusted), effective at the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification, to a number of Warrant Shares determined by multiplying the number of Warrant Shares subject to purchase upon the exercise of this Warrant determined without regard to any adjustment in connection with such dividend, distribution, subdivision, combination or reclassification by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, subdivision, combination or reclassification, and the denominator of which shall be the number of shares of Common Stock outstanding immediately before giving effect to such dividend, distribution, subdivision, combination or reclassification.

               (ii) If the Corporation elects to issue shares of any class of its capital stock ("Shares to be Issued"), or securities convertible into or exchangeable for Shares to be Issued or any other options, rights, or warrants to purchase Shares to be Issued or securities convertible into or exchangeable for Shares to be Issued ("Securities"), to any individual, corporation, partnership, association, trust or other entity or organization (a "Person), the Corporation shall notify the Holder in writing of the proposed issuance the number of Shares to be Issued or the amount of Securities to be issued, the date on or about which such issuance is to be consummated and the price and other terms and conditions thereof, at least twenty (20) days prior to the proposed date for consummation of such issuance. For a period of ten (10) days after Holder's receipt of such notice, the Holder shall have the option to purchase, upon the same price, terms and conditions as such Shares to be Issued or Securities are proposed to be issued to such Person(s), that number of Shares to be Issued or Securities as may be necessary to adjust the number of shares of capital stock of the Corporation owned by the Holder on a fully-diluted basis (including, without limitation, the Warrant Stock) to provide that the percentage of all of the fully-diluted shares of capital stock of the Corporation owned by the Holder immediately after the date of issuance to such Person(s) is equal to the percentage of all of the fully-diluted shares of Common Stock of the Corporation owned by the Holder immediately prior to the date of issuance. If the Holder exercises its purchase option under this subsection 2(b)(ii), it shall purchase such Shares to be Issued or Securities contemporaneously with the consummation of the issuance of Shares to be Issued or Securities to such Person(s).

               (iii) Notwithstanding anything to the contrary herein, the provisions of this Section 2(b) shall not apply to the issue, sale, distribution or grant of Common Stock to any employee, officer or director of the Corporation of (1) any currently issued and outstanding grant of options to subscribe for or purchase shares of Common Stock or
        (2) any future grant of options pursuant to any Stock Incentive or other stock option plan of the Corporation or (3) any shares of Common Stock held by the Corporation in its treasury.



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


               (iv) No fractional shares shall be issued and therefore, all calculations under this subsection 2(b) shall be made lowered to the nearest full share of Common Stock.

               (v) Whenever the number of Warrant Stock subject purchase upon exercise of this Warrant is adjusted as herein provided, the Corporation shall promptly cause a notice setting forth the adjusted number of shares of Warrant Stock subject to purchase upon exercise of this Warrant to be mailed to the Holder, with a copy thereof to be mailed to the Corporation's Transfer Agent, if any. The Corporation's regularly retained firm of independent certified public accountants may be used to make any computation required by this subsection 2(b), and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

               (vi) In the event that at any time, as a result of an adjustment made pursuant to subparagraph (i) above, the Holder of this Warrant thereafter shall become entitled to receive any shares of the Corporation other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained herein..

               (vii) Irrespective of any adjustments to the number or kind of Warrant Stock subject to purchase upon exercise of this Warrant, any Warrants issued in substitution or replacement of this Warrant may continue to express that same number and kind of Warrant Stock as are stated in the Warrants initially issued by the Corporation.

               (viii) As a condition precedent to the taking of any action which would require an adjustment pursuant to this subsection 2(b), the Corporation shall take any action which may be necessary in order that the Corporation may thereafter validly and legally issue as fully paid and nonassessable all Warrant Stock which the Holder of this Warrant is entitled to receive upon the exercise thereof.

               (ix) The Corporation shall not consummate a merger, consolidation, or other form of business combination in which it is not the surviving entity without making adequate provision for the exercise of this Warrant with respect to the shares of the capital stock of such surviving entity.

        (c) In the event the Holder (or General Instrument Corporation, in the event of a permitted assignment or transfer of this Warrant in accordance with the provisions of this Warrant) fails to purchase and pay for the requisite number of units of product as set forth in this Section 2 in any year, the Holder shall have forfeited the right to acquire the applicable number of shares of Warrant Stock for such year which shares may not be recouped by purchasing additional quantities of product in any subsequent year.



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


        3. VESTING OF WARRANT STOCK. The Holder may not exercise this Warrant or any part thereof until Holder is vested in shares of Warrant Stock to which the Holder may purchase upon exercise as determined pursuant to Section 2 above. The Holder shall become vested in

                a. Fifty percent (50%) of such shares of Warrant Stock on January 1, 2003; and

                b. The balance of such shares of Warrant Stock on January 1, 2004.

        4. RESERVATION OF SHARES OF WARRANT STOCK. The Corporation shall at all times prior to the Exercise Expiration Date reserve and keep available, free from preemptive rights, for issuance and/or delivery upon the proper exercise of this Warrant by the Holder in accordance with the provisions of this Warrant, such number of its duly authorized and unissued shares of Common Stock or shares of Common Stock held by the Corporation in its treasury, or any combination thereof, as shall be required for issuance and delivery of shares of Warrant Stock upon the proper exercise of this Warrant in accordance with the provisions of this Warrant. Upon such issuance, the shares of Warrant Stock shall be duly authorized, validity issued, fully paid and nonassessable.

        5. TRANSFER, EXCHANGE OR LOSS OF WARRANT.

                a. No Holder shall give, sell, transfer (by operation of law or otherwise, including without limitation any transfers due to the merger, consolidation or other combination of the Holder with any other entity or person or due to the bankruptcy or insolvency of Holder), pledge, mortgage, hypothecate or otherwise dispose of ("Transfer") this Warrant or any part hereof without the prior written consent of the Corporation, which consent will not be unreasonably withheld or delayed. Notwithstanding any consent given by the Corporation in connection with any proposed Transfer of this Warrant or any part hereof, no such proposed Transfer shall be effective unless and until the proposed transferor properly provides to the Corporation: (i) such investment representations and other information of the proposed transferee as the Corporation may reasonably request; (ii) a duly and validly executed Assignment Form, in the form of that attached hereto, together with funds sufficient to pay any transfer tax; (iii) a legal opinion or other evidence satisfactory to the Corporation from legal counsel to the proposed transferor also acceptable to the Corporation that such proposed transfer may be effected without registration under the Securities Laws; and (iv) a binding written acknowledgment, in form and substance satisfactory to the Corporation, executed by the proposed transferee, pursuant to which such transferee agrees to be bound by the terms and provisions set forth herein and that the proposed transferee acknowledges that it is dependent upon General Instrument Corporation to acquire significant quantities of product from the Corporation and the passage of time before which it will entitled to acquired shares of the Warrant Stock in accordance the provisions of this Warrant. The Corporation shall, without charge to the transferor or the transferee, execute and delivery a new Warrant or Warrants in the name or names of the transferee or transferees and in the denomination or denominations specified in such properly prepared, delivered and accepted instrument of transfer, and this Warrant shall promptly be cancelled.



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

               b. Upon receipt by the Corporation of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) of satisfactory indemnification to the Corporation, and (in the case of mutilation) upon the surrender and cancellation of this Warrant, the Corporation will prepare, execute and deliver a new Warrant of like tenor and date exercisable for an equivalent number of shares of Warrant Stock as replacement for the lost, stolen, destroyed or mutilated Warrant.

        6. RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights as a stockholder of the Corporation, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant only and are not enforceable against the Corporation except to the extent set forth herein.

        7. WARRANT REGISTER. The Corporation shall maintain a register for the registration of the Warrant and of its Transfer as permitted herein (the "Warrant Register") at its principal executive office.

        8. EXPIRATION OF WARRANT. This Warrant shall automatically expire and be null, void and have no further effect after the Exercise Expiration Date without further action of any kind or nature from either the Corporation or the Holder.

        9.     TRANSFERS TO COMPLY WITH SECURITIES LAWS.

               a. This Warrant, the Warrant Stock and any other security issued or issuable upon the proper exercise or Transfer of this Warrant may not be offered for sale or Transfer nor sold or Transferred except in strict conformity with the Securities Laws.

               b. The Corporation may place or cause to be placed on this Warrant and any certificate or certificates representing the Warrant Stock or any other security issued or issuable upon the proper exercise of this Warrant the following legend:

                THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION (TOGETHER, THE "SECURITIES LAWS") AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED OR ENCUMBERED IN THE ABSENCE OF COMPLIANCE WITH SUCH SECURITIES LAWS AND UNTIL THE ISSUER THEREOF SHALL HAVE RECEIVED FROM COUNSEL ACCEPTABLE TO SUCH ISSUER A WRITTEN OPINION ACCEPTABLE TO SUCH ISSUER THAT THE PROPOSED SALE, TRANSFER OR ENCUMBRANCE WILL NOT



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

                VIOLATE ANY APPLICABLE LAWS, INCLUDING WITHOUT LIMITATION, THE SECURITIES LAWS.

        10. PURCHASE FOR INVESTMENT. The Holder agrees, acknowledges and affirms that this Warrant is being purchased and the Warrant Stock and any other security issued or issuable upon the proper exercise or Transfer of this Warrant will be purchased for investment purposes only and not for resale or other distribution.

        11. APPLICABLE LAW. This Warrant and all provisions contained herein shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to such state's conflicts of laws provisions.

        12. NOTICES. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telex or cable communication) and shall become effective (a) when personally delivered on a business day during normal business hours, (b) on the third business day following the day when deposited, if mailed by certified or registered mail with return receipt requested and postage thereon fully prepaid, (c) on the business day following the business day when deposited if sent by overnight courier, fully prepaid, or
(d) on the business day such notice shall have been sent by telex, telegram, telecopier, cable or similar electronics device, including facsimile, fully prepaid. The addresses and facsimile numbers for such notices are as follows:

        If to the Corporation:

               Universal Electronics Inc.
               6101 Gateway Drive
               Cypress, California  90630
               Facsimile No.: 714-820-1010
               Attention:  Secretary of the Corporation

        If to the Holder, the address and facsimile number thereof as show on the Warrant Register or to such other addresses and facsimile numbers as any of the foregoing parties shall from time to time designate in writing to the other party in accordance herewith.

        13. WAIVERS; AMENDMENTS. No failure or delay of either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof, or any abandonment or discontinuance of steps to enforce such a right, power or privilege, preclude any other further exercise thereof or the exercise of any other rights, power or privilege. The rights and remedies of either party hereto are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Warrant may be amended, modified, or waived so long as notice of any such amendment, modification, or waiver is in writing and signed by the party against whom such amendment, modification or waiver is sought to be enforced.



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

        14. SEVERABILITY. In the event that any one or more of the provisions contained in this Warrant shall be held to be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired in such jurisdiction and such a determination shall not invalidate or render illegal or unenforceable such provision in any other jurisdiction.

        15. SUCCESSORS AND ASSIGNS OF THE CORPORATION. All covenants, agreements and provisions of this Warrant by or for the benefit of the Corporation shall bind and inure to the benefit of its successors and assigns.

        16. AUTHORITY. The Corporation hereby represents and warrants to the Holder that all requisite corporate action necessary for the Corporation to execute, deliver and perform this Warrant has been taken by the Corporation and that this Warrant constitutes the legal, valid and binding obligation of the Corporation, enforceable against it in accordance with its terms, except as the enforceability thereof may be affected by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally and the possible unavailability of certain equitable remedies, including the remedy of specific performance.

        IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed this 9th day of November, 1998.

                                 UNIVERSAL ELECTRONICS INC.


                                 By:__________________________________

                                 Its:__________________________________

                                  PURCHASE FORM


                                                    Date:_______________________


        The undersigned hereby irrevocably elects to exercise the Warrant which is attached hereto to the extent of purchasing __________ shares of Warrant Stock and hereby tenders payment in cash of the aggregate Exercise Price.

INSTRUCTIONS FOR REGISTRATION OF STOCK

Name of Holder:________________________________________________________
                      (Type or Print Name in Block Letters)

Address:
        ---------------------------------------------------------------

        ---------------------------------------------------------------

        ---------------------------------------------------------------

        ---------------------------------------------------------------

                                           -------------------------------------
                                           Signature

---------------------------
Witness

                                 ASSIGNMENT FORM

        FOR VALUE  RECEIVED, ___________________________________________  hereby sells, assigns, and transfers unto

--------------------------------------------------------------------------------
(Please type or print name of Transferee in block letter)

--------------------------------------------------------------------------------
(Address)

the right to purchase shares of Common Stock of Universal Electronics Inc. (the "Corporation") represented by this Warrant to the extent of Warrant Stock as to which such right is exercisable, and does hereby irrevocably constitute and appoint _______________________________________ as its attorney-in fact to transfer the same on the Warrant Register of the Corporation with full power of substitution in the premises.

Date:
     ----------------------------


---------------------------------
Signature


 Universal Electronics Inc. hereby consents to the above referenced assignment.

                                                 UNIVERSAL ELECTRONICS INC.


                                                 By:____________________________

                                                 Its:___________________________

                (c) INTANGIBLE/GOODWILL. All of the intangible assets and intellectual property used or useful in the Business including, without limitation, (i) all trade secrets, proprietary or other trade rights of Seller pertaining to the operation of the Business; (ii) all customer lists, and (iii) all of the goodwill of Seller in the Business (the "Intangibles/Goodwill").

                (d) NO OTHER ASSETS. Seller is not selling and Purchaser is not acquiring the right to any asset not described in Section 1.

        2. PURCHASE PRICE; ALLOCATION. The aggregate purchase price (the "Purchase Price") for the Assets is Seven Hundred Thousand Dollars (United States) (US$700,000). The Purchase Price shall be allocated among the Assets as follows:

                (a) US$233,333 is allocated to the Records and the Intangibles/Goodwill; and

                (b) US$466,667 is allocated to the Covenants Not to Compete/Confidentiality.

                2.1 PAYMENT. The Purchase Price shall be paid on the Closing
        Date

        2.2 NO OTHER ASSUMED OBLIGATIONS. Notwithstanding anything contained herein to the contrary, PURCHASER DOES NOT ASSUME ANY LIABILITY OR OBLIGATION OF SELLER OR MAEIZUMI OF ANY KIND, whether fixed or contingent, known or unknown, and whether to general or secured creditors, or for national, international, state or local taxes of whatever kind, or otherwise.

        3. CLOSING. The Closing shall be held at the offices of Strand Europe, Ltd., Strand House, Galway Road, Blackbushe Business Park, Yateley, Hampshire at 11:00 a.m. local time on January 31, 1998, or such other date, place, or time as the parties hereto shall agree in writing (the "Closing"). The date on which Closing shall take place is referred to herein as the "Closing Date".

        4. INTENTIONALLY OMMITTED

        5. INTENTIONALLY OMMITTED

        6. BEST EFFORTS. The parties hereto will use their respective best efforts to cause their respective representations and warranties hereunder to be true and correct on and as of the Closing Date, to obtain promptly all consents, approvals and agreements of other parties or governmental authorities which are required in connection with the consummation of the transactions provided for herein, and to close such transactions no later than February 15, 1998.

        7. POSSESSION. At the Closing, Seller shall deliver to Purchaser possession of all the Assets, which, in the case of all tangible assets, shall be in the same condition in which they were on December 31, 1997, ordinary wear and tear excepted.

        8. COVENANTS OF SELLER AND MAEIZUMI.

                (a) INFORMATION AND ACCESS. From and after the date of this Agreement and to the Closing, each of Seller and Maeizumi will, within three (3) days of receiving a request (whether oral or written), furnish or cause to be furnished to Purchaser and its duly authorized representatives and agents any reasonably requested information about Seller relating to the Assets and the Business and will give Purchaser and its duly authorized representatives and agents, complete access with reasonable notice and during normal business hours to Seller's officers, employees, accountants, attorneys, auditors, books, records, tax returns, physical facilities, assets and agreements for purposes of a complete investigation. The exercise of any rights of access or inspection by or on behalf of Purchaser under this subsection 8(a) shall not affect or mitigate the covenants, representations and warranties of Seller and Maeizumi or Purchaser's rights to indemnity under this Agreement.

                (b) CONDUCT OF BUSINESS. From the date hereof through the Closing, each of Seller and Maeizumi will conduct the Business diligently and in the usual and ordinary course as heretofore conducted. Seller and Maeizumi will use their respective best efforts to preserve the Business intact and to preserve for Purchaser the goodwill and relationship of Seller with its employees, suppliers, customers and others having business relations with Seller. From the date hereof through the Closing, each of Seller and Maeizumi will not, in connection with the operation of the Business except with the consent of Purchaser, incur any obligation or liability, engage in any activity or transaction, or enter into any contract or commitment with respect to the Business extending beyond the Closing, other than sales, purchases or returns made in the ordinary course of the Business as heretofore conducted.

                (c) RISK OF LOSS/INSURANCE COVERAGE. Seller shall bear the risk of loss on the Assets through the Closing. Each of Seller and Maeizumi covenants and agrees that the Business and the Assets to be purchased by Purchaser hereunder will each be adequately insured by Seller against fire and casualty and any other claims or losses whatsoever, to the Closing, and will use their respective best efforts to maintain in full force and effect until Closing at the same level of coverage as Seller had in place immediately prior to the Closing and that such policies will continue after the Closing to cover and respond to all claims made in respect of insured occurrences prior to the Closing.

                (d) LITIGATION, CLAIMS AND CONTINGENT LIABILITIES. Each of Seller and Maeizumi agrees to indemnify Purchaser and hold it harmless from all Damages (as defined in Section 17 below) resulting from, relating to or arising out of, all existing litigation and all claims and contingent, undisclosed, or unknown liabilities of Seller which relate to any condition existing, product produced or sold, or action taken or omitted by Seller, whether prior to, on or after the Closing, including but not limited to all such litigation, claims and liabilities resulting from, related to or arising out of (i) injury to or sickness, disease or death of any person who was at any time an employee or former employee of Seller which is caused by any condition existing, product produced or sold, or action taken or omitted by Seller, and (ii) any injury to or sickness, disease or death of any person or persons or any damage to any property or the environment which arises from the manufacture, handling, sale or use of any product manufactured, sold or shipped by Seller.

                (e) EXCLUSIVITY. Prior to the Closing, each of Seller and Maeizumi agrees not to conduct negotiations or discussions with anyone other than Purchaser with respect to the sale of any of the Business, Assets or capital stock of Seller.

        9. REPRESENTATIONS AND WARRANTIES OF SELLER AND MAEIZUMI. Each of Seller and Maeizumi represents and warrants that as of the date hereof, and as of the
Closing:

                (a) CORPORATE STATUS AND VALIDITY. Seller is a corporation duly organized, validly existing, and in good standing under the laws of Hong Kong, and is duly qualified to do business, and is in good standing in all of the countries in which Seller is legally required to be so qualified, with full corporate power and authority to own, lease and operate its business and properties as now owned and conducted. Seller has the corporate power and authority to enter into and perform the transactions contemplated by this Agreement and all other instruments, agreements, and other documents contemplated hereby. All necessary corporate and shareholder action and other proceedings required to be taken by or on behalf of Seller to authorize Seller to execute and deliver this Agreement and to consummate the transactions contemplated herein, have been duly authorized and properly taken. This Agreement constitutes, and all instruments, agreements, and other documents to be delivered in connection herewith, when executed and delivered by Seller, will constitute the legal, valid and binding obligation of Seller, enforceable in accordance with their respective terms.

                (b) INDIVIDUAL STATUS AND VALIDITY. Maeizumi has full power, capacity, and authority to enter into and perform the transactions contemplated by this Agreement and all other instruments, agreements, and other documents contemplated hereby. This Agreement constitutes, and all instruments, agreements, and other documents to be delivered in connection herewith, when executed and delivered by Maeizumi, will constitute the legal, valid, and binding obligation of Maeizumi, enforceable in accordance with their respective terms.

                (c) NO CONFLICT WITH OTHER INSTRUMENTS OR AGREEMENTS. Neither the execution, delivery or performance of this Agreement and all other instruments, agreements, and other documents in connection herewith, nor the consummation of the transactions contemplated hereby or thereby will violate, conflict with, or result in a breach of or constitute a default under any contract, instrument, article of incorporation, by-law, agreement, indenture, or license to which either Seller, Maeizumi, the Assets, or the Business is or are a party or is bound or affected, or under any law, judgment, order, decree, rule or regulation to which either Seller, Maeizumi, the Assets, or the Business is or are subject. No governmental, public authority, or other agency authorization, approval, order, license, permit, or consent, and no registration, declaration or filing with any governmental, public authority or agency is required for the execution, delivery or performance of this Agreement or the other instruments, agreements, or other documents by Seller or Maeizumi or the consummation of the transactions contemplated hereby or thereby.

                (d) TITLE TO ASSETS, ABSENCE OF LIENS. Seller has and at the Closing will have, and the same pursuant hereto will vest in Purchaser, good and marketable title and merchantable ownership, right, title and interest in and to all of the Assets, in each case free and clear of all liens, encumbrances, charges, and other exceptions (or claims thereof) of whatever kind or nature. Seller owns, and has the right to sell and convey to Purchaser without interference from others, all rights in and to the Intangible Assets/Goodwill, and has not previously entered into any agreement concerning the use, sale, or license of, or the granting of any right to or interest in, any of the Intangible Assets/Goodwill.

                (e) LITIGATION, CLAIMS AND CONTINGENT LIABILITIES. There is (i) no action, suit, arbitration or administrative or judicial proceeding, government investigation, judgment, order, writ, injunction or decree outstanding, pending or threatened against Seller, Maeizumi, any person in his capacity as an employee or agent of Seller, the Assets, the Business, the goodwill of Seller, or any such matter to which Seller, Maeizumi, or any such person is a party which adversely effects the Assets or the Business being acquired hereunder, or the consummation of the transactions contemplated hereunder, (ii) there is no contingent liability of, and no claim made by any party against, Seller, Maeizumi, any person in his capacity as an employee or agent of Seller, the Assets, the Business, or goodwill of Seller which adversely effects the Assets or the Business being acquired hereunder, or the consummation of the transactions contemplated hereunder, (iii) there is no pending or threatened labor dispute or attempt by any union to organize or be certified as the representative of any of Seller's employees which adversely effects the Assets or the Business being acquired hereunder, or the consummation of the transactions contemplated hereunder, (iv) there is no rezoning petition or reclassification proceeding with respect to or that affects the Business now pending or threatened, and
        (v) there is or has been no event or occurrence which is likely to give rise to any of the foregoing.

                (f) EMPLOYEE AND RELATED CONTRACTS AND AGREEMENTS. With regard to the Assets and the Business sold to Purchaser hereunder, Seller is not a party to any written or oral, express or implied, (i) contract or commitment for the employment or continued employment of any employee or agent of Seller; (ii) contract with any labor union or other collective bargaining agreement; (iii) any other material contract or commitment involving employees or independent contractors, where the existence of or the absence of the items specified in clauses (i), (ii), or (iii) above would materially and adversely affect Purchaser's purchase of the Assets and the operation of the Business.

                (g) AUTHORITY FOR AND CONDUCT OF BUSINESS. Seller presently has all licenses, permits, approvals, orders, and other authorizations from governmental and regulatory offices and authorities necessary for the conduct of the Business as now being conducted, to own or hold under lease the properties and assets it owns or holds under lease, and to perform the obligations under the agreements to which it is a party, and no proceeding is pending or threatened which seeks to revoke, limit or suspend any such authorization, approval, license, permit or order. Seller is in compliance with all applicable laws material to the Business, contractual or legal restrictions, regulations and administrative and executive orders of any country, or municipality or of any subdivisions thereof to which its business and employment of labor or use or occupancy of properties or any part thereof are subject where the existence of any non-compliance with such laws, contractual or legal restrictions, regulations and administrative and executive orders would adversely affect the Assets or the Business, and neither Seller nor Maeizumi has received notice of any violation thereof. The laws, regulations and administrative and executive orders referred to above include, but are not limited to, those relating to labor relations, employment practices, worker's compensation, communications, zoning, building codes, copyright and patent protection, protection of the environment, waste disposal, toxic substances, product liability, health, occupational and other safety, transportation, employment benefits, exports, antitrust, consumer protection, the processing, production, advertising, sale or labeling of products, and other similar matters.

                (h) NO MATERIAL ADVERSE CONDITIONS. There are no conditions, matters or events, known or unknown, contingent or otherwise which adversely affect, or might reasonably be expected to adversely affect the Assets or the Business or its prospects which are to be carried on by Purchaser.

                (i) TAXES AND TAX RETURNS OF SELLER. All taxes imposed by Hong Kong or by any other country or by any state, province, municipality or subdivision thereof which are due or payable or which become due or payable by Seller with respect to any period or portion thereof up to and including the date of the Closing have been (or will have been) paid in full or will be paid in full on the due date of the required return or report with respect to any such tax. Seller has filed or will file in a timely manner all required returns and reports with respect to income taxes and all other taxes of any kind, such returns and reports have been prepared accurately and in accordance with the law, and all taxes, interest and penalties due thereon have been paid. There are no actions, suits, proceedings, claims, or investigations or assessments now pending or threatened against Seller in respect of taxes or governmental charges, or any matters under discussion with any governmental authority relating to taxes or governmental charges and there are no waivers or extensions of any statutes of limitations in effect with respect thereto.

                (j) EMPLOYEE BENEFIT PLANS OF SELLER. All employee benefit plans of any kind, including but not limited to group life insurance, medical, long-term disability, pension and profit sharing plans, established, maintained or participated in by Seller (the "Plans") are in compliance with all applicable reporting, disclosure and other requirements of such Plans in accordance with all applicable laws.

                (k) NO DEFAULT. Seller is not in default or breach of any contract or agreement, written or oral, indenture or other instrument or obligation, to which it is a party or to which it or its property is subject and which affects the Business or the Assets, and there exists no state of facts which after notice or lapse of time or both would constitute such a default or breach, and all such contracts, agreements, indentures or other instruments are in good standing and in full force and effect, enforceable in accordance with their respective terms.

                (l) CURTAILMENT NOTICES. Neither Seller nor Maeizumi has received any notice from any supplier (including utilities) of curtailment or intended curtailment of services or supplies to Seller.

                (m) CUSTOMER RELATIONS. Neither Seller nor Maeizumi is are aware of any facts or information indicating that any customer intends to or may cease doing any material amount of business with Seller or to materially alter the amount of any such business or to increase the quantity of returned product beyond that which such customer historically returned to Seller or to delay the return of products until after the Closing Date.

                (n) TRUE AND COMPLETE DISCLOSURES. All information furnished by Seller, Maeizumi or their representatives to Purchaser or its representatives in connection with the negotiation of this Agreement is true and complete in all material respects. All of the statements, representations, warranties and agreements made by Seller or Maeizumi in this Agreement shall be true and correct in all material respects on and as of the Closing and thereafter with the same force and effect as if made by Seller and Maeizumi at the Closing.

        10. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser hereby represents and warrants that, as of the date hereof and as of the Closing Date:

                (a) NO CONFLICT WITH OTHER INSTRUMENTS OR AGREEMENTS. Neither the execution, delivery, or performance of this Agreement and all other instruments, agreements, and other documents in connection herewith nor the consummation of the transactions contemplated hereby or thereby will violate, conflict with or result in a breach of or constitute a default under any contract, instrument, article or charter of incorporation, by-law, agreement, indenture, or license to which Purchaser is a party or by which Purchaser is bound or affected, or under any law, judgment, order, decree, rule or regulation to which Purchase is subject. No governmental, public authority, or other agency authorization, approval, order, license, permit, or consent, and no registration, declaration or filing with any governmental, public authority or agency is required in connection with the execution, delivery or performance of this Agreement or the other instruments, agreements, or other documents by Purchaser or the consummation of the transactions hereby or thereby.

                (b) CORPORATE ORGANIZATION AND AUTHORIZATION. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of The Netherlands. Purchaser has the corporate power to own and lease its properties and carry on its business as it is now conducted and otherwise as necessary for the purposes of this Agreement. All necessary corporate action and other proceedings required to be taken by or on behalf of Purchaser to authorize Purchaser to enter into and consummate this

        Agreement in accordance with the terms hereof have been duly authorized and properly taken. This Agreement constitutes, and all instruments, agreements and other documents to be delivered in connection herewith, when executed and delivered, will constitute legal, valid and binding obligations of Purchaser, enforceable in accordance with their terms.

                (c) TRUE AND COMPLETE DISCLOSURES. All information furnished by Purchaser of its representatives to Seller or its representative in connection with the negotiation of this Agreement is true and complete in all material respects. All of the statements, representations, warranties and agreements made by Purchaser in this Agreement shall be true and correct in all material respects on and as of the Closing and thereafter with the same force and effect as if made by Purchaser at the Closing.

        11. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The covenants, representations and warranties of the parties contained herein and in any Schedule, Exhibit, or document attached hereto shall be deemed to have been relied upon by the parties hereto, notwithstanding any investigation made by the parties. All covenants, representations and warranties made herein shall not be affected by any examinations or investigations conducted by Purchaser or Seller prior to Closing and shall survive the Closing and shall continue in effect after the execution of this Agreement and the consummation of the sale contemplated hereby unless waived in writing.

        12. NON-COMPETITION/NON-SOLICITATION/CONFIDENTIALITY. Each of Seller and Maeizumi hereby covenants and agrees:

                (a) that for a period of six (6) years from the Closing, neither Seller, Maeizumi, nor any company controlling, controlled by, or under common control with Seller or Maeizumi, will, directly or indirectly, either alone, or in partnership, or in conjunction with person, company or entity as principal, agent, shareholder, or joint venturer: (i) conduct business which is similar to the Business; (ii) engage in the sale at products and/or services which similar to the products or services sold and/or provided by Seller in the conduct of the Business to any person, company or entity which in the two (2) year period immediately preceding the Closing was a customer of Seller in the Business or was a competitor of any such customer; (iii) except for appropriate notification of the sale of the Assets, affirmatively interfere with, disrupt, or attempt to disrupt, in any manner, the relationship, contractual or otherwise, between Purchaser and any person who is or was a customer or supplier of Seller for the Business at any time during the two (2) year period immediately prior to the Closing for products and/or services of any type or quality provided to such customer or for supplies acquired from such supplier by Seller for the Business; or (iv) solicit for employment or other working relationship any of the employees hired by Purchaser; and

                (b) to hold in confidence all Confidential and Proprietary Information, and that each of them will not disclose or use or permit the disclosure or use of the Confidential and Proprietary Information at any time, except as may be required as a matter of law, or at any judicial or governmental proceeding; and

                (c) that (i) the time duration and geographic and other scope limitations contained in this Section 12 are reasonable and are required for the reasonable protection of Purchaser's investment in the Assets and the Business and constitute an integral part of the consideration given by Seller and Maeizumi in exchange for the Purchase Price; provided, however, the parties hereto agree that a court of competent jurisdiction or other trier of fact may modify and enforce the covenants contained in this Section 12 to the extent it deems reasonable under the circumstances at that time and such modification shall be binding on the parties hereto and (ii) any breach by any of them of any of the terms of this Section 12 may cause substantial and irreparable injury to Purchaser in amounts which may be difficult or impossible to ascertain, and covenants and agrees that in the event of such breach any of the terms of this Section 12, Purchaser shall have, in addition to all other remedies available in the event of a breach of this Agreement, the right to injunctive or other equitable relief, without the need of posting bond or other security, as well as an award of attorneys' fees and costs incurred as a result of such action, and in the event of any breach or other violation of the provisions of this Section 12 by either Seller or Maeizumi, the running of the time period of Non-Competition/ Non-Solicitation shall be tolled during the period of the continuance of any actual breach or violation.

        For purposes of this Section 12, "Confidential and Proprietary Information" means any information constituting a part of the Assets, including, but not limited to, the following to the extent they constitute a part of the
Assets: (i) trade secrets; (ii) proprietary products and trade names; (iii) all other intellectual property rights; and (iv) any compilations of otherwise public information, such as vendor or customer listings; provided, however, that Confidential and Proprietary Information does not include any (w) information which is used by Seller in its retained business which is not the subject of this Agreement and none of which is used or useful in the Business or is a part of the Assets, (x) information already generally known to the public; (y) information which, either prior to or subsequent to the Closing, is lawfully disclosed to Seller and Maeizumi by anyone else rightfully in possession of such information and who is not in a confidential relationship with Purchaser; and
(z) information which, without violating any legal rights of Purchaser, becomes generally known and used by others who are not in a confidential relationship with Purchaser.

        13. CONDITIONS OF OBLIGATIONS OF PURCHASER. The obligations of Purchaser, including but not limited to the obligation to close the transaction contemplated hereunder, are, at the option of Purchaser, subject to satisfaction of the following conditions on or prior to the Closing, all of which may be waived by Purchaser in whole or in part:

                (a) The representations and warranties of Seller contained herein shall be true, correct and complete in all material respects on and as of the Closing and Purchaser shall have received at the Closing a certificate to that effect, dated the Closing Date and executed by the President of Seller and Maeizumi; provided that the receipt of such certificate and the closing of the sale herein provided shall not be deemed to be a waiver of any representation or warranty contained in this Agreement, which representations and warranties shall continue in full force and effect for the benefit of the parties as provided herein.

                (b) Each of Seller and Maeizumi shall have performed and observed, in all material respects, all covenants, agreements, acts, undertakings and conditions of each of them herein to be performed or observed by each of them on or before the Closing.

                (c) Delivery to Purchaser of such other documents, instruments, or certificates as Purchaser shall reasonably request.

        14. CONDITIONS OF OBLIGATIONS OF SELLER. The obligations of Seller and Maeizumi, including but not limited to the obligation to close the transactions contemplated hereunder, are, subject to the satisfaction of the following conditions on or prior to the Closing all of which may be waived by Seller or Maeizumi in whole or in part:

                (a) The representations and warranties of Purchaser contained herein shall be true, correct and complete in all material respects on and as of the Closing and Seller and Maeizumi shall have received at the Closing a certificate to that effect, dated the Closing Date, and executed on behalf of Purchaser by its chief executive officer or chief financial officer.

                (b) Purchaser shall have performed and observed, in all material respects, all covenants, agreements and conditions herein to be performed or complied with by Purchaser on or before the Closing.

                (c) Delivery to Seller of such other documents, instruments, or certificates as Seller shall reasonably request.

        15. FURTHER ASSURANCES. Each party hereto shall from time to time at the reasonable request of the other party hereto, whether on or after the Closing, do, make, execute, acknowledge, and deliver all such further acts and instruments of conveyance, assignment, transfer and consent, in form and substance reasonably satisfactory to the requesting party, concerning compliance with the terms and conditions of this Agreement as such requesting party may reasonably require for the more effective performance of their respective obligations hereunder and the completion of the transactions contemplated hereby.

        16. ADDITIONAL COVENANTS OF SELLER AND MAEIZUMI.

                (a) USE OF SELLER'S TRADE NAME, TRADEMARKS AND SERVICE MARKS. After Closing, neither Seller, Maeizumi, nor any person or entity affiliated with any of them shall use the trade name and/or trademark "Universal Electronics", "One For All", or any other trade name, trademark or service mark of Purchaser or any of its affiliates, or any name similar to or a derivative of any of the aforementioned trade names, trademarks or services marks.

                (b) PAYMENT OF CREDITORS. On or before the tenth day after the Closing, Seller and Maeizumi shall deliver to Purchaser a certificate, signed by a duly authorized officer of the Seller and Maeizumi, that all creditors of Seller with regard to the Assets or the Business have been paid in full or that provisions have been made for the satisfaction of the same.

        17. INDEMNIFICATION.

                (a) Each of Seller and Maeizumi hereby agrees to indemnify Purchaser and its successors, assigns and affiliates, and present and future directors, officers, employees, and agents against, and hold them harmless from and against all damages, losses, liens, claims, deficiencies, liabilities, fines, penalties, costs and expenses, including but not limited to reasonable legal fees and costs of litigation (including without limitation any appellate proceedings) (collectively referred to as "Damages") resulting from, caused by or arising out of any of the following: (i) the inaccuracy of any statement or representation or the breach of any warranty, covenant, or agreement of either of Seller or Maeizumi, made herein, or the failure of any of them, to perform any covenant or agreement made or referred to herein;
        (ii) any claim against any of the Assets, against Purchaser by a creditor of Seller, or arising out of a breach of this Agreement by either of Seller or Maeizumi; (iii) any transaction, occurrence, action, or omission in connection with the operation of the Business by Seller or Maeizumi prior to the Closing; (iv) any claim asserted against Purchaser in connection with or arising out of any delinquent contributions to any pension plan of Seller, any withdrawal liability to any multi-employer pension plan, or any employee benefits, including without limitation any severance benefits, accruing prior to the Closing or as a result of the consummation of the transactions contemplated hereunder; (v) any claim contained in any pending litigation against Seller or Maeizumi; and (vi) any claim asserted against Purchaser by reason of any noncompliance of any applicable bulk transfers or similar laws under the provisions of any applicable jurisdiction.

                (b) Purchaser hereby agrees to indemnify and hold Seller and Maeizumi and their respective successors, assigns and affiliates, and present and future directors, officers, employees, and agents against, and hold them harmless from and against all Damages resulting from, caused by or arising out of the following: (i) the inaccuracy of any statement or representation or the breach of any warranty, covenant, or agreement of

        Purchaser made herein, or the failure of Purchaser to perform any covenant or agreement made by it herein; and (ii) any transaction, occurrence, action or omission in connection with the operation of the Business by Purchaser after the Closing.

                (c) Promptly after any party hereto (hereinafter the "Indemnified Party") has received notice of or has knowledge of any claim by a person not a party to this Agreement ("third person") or the commencement of any action or proceeding by a third person, the Indemnified Party shall, if a claim with respect thereto is to be made against any party obligated to provide indemnification pursuant hereto (hereinafter the "Indemnifying Party"), give the Indemnifying Party written notice of such claim or the commencement of such action or proceeding. Such notice shall state the nature and basis of such claim and, if ascertainable, the amount thereof. In each such case the Indemnified Party agrees to give such notice to the Indemnifying Party promptly; provided, however, that the failure of the Indemnified Party to give such notice shall not excuse the Indemnifying Party's obligation to indemnify except to the extent the Indemnifying Party has suffered damage or prejudice by reason of the Indemnified Party's failure to give or delay in giving such notice. The Indemnified Party shall have the right to compromise or defend such third person claim, upon notice to and at the expense of the Indemnifying Party; provided that the Indemnifying Party shall not have objected to such compromise or defense by written notice to the Indemnified Party within five (5) days after receipt by the Indemnifying Party of the Indemnified Party's notice of such intention to compromise or defend the third party claim. After receipt of such notice from the Indemnified Party, the Indemnifying Party shall acknowledge in writing its obligation to indemnify in respect of such third person claim. Provided that the Indemnifying Party shall have so acknowledged its obligation to indemnify in respect of such claim, the Indemnifying Party may, at its expense, have the right to participate in the defense of such third person claim and no such third person claim shall be settled by the Indemnified Party without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld. At any time after notice of any third person claim, the Indemnifying Party may request the Indemnified Party to agree in writing to the payment or compromise of the third person claim, whereupon such action shall be taken unless the Indemnified Party determines that the contest should be continued, and so notifies the Indemnifying Party in writing within fifteen (15) days of such request from the Indemnifying Party.

                (d) If an Indemnified Party shall have any claim pursuant to this Section 17, including but not limited to a claim for Damages as the result of the Indemnifying Party's failure to acknowledge its obligation to indemnify, the Indemnified Party shall deliver to the Indemnifying Party written notice explaining the nature and amount of such claim promptly after the Indemnified Party shall know the amount of such claim. The Indemnified Party and Indemnifying Party shall thereafter attempt in good faith for a period of not less than thirty (30) days to agree upon whether the Indemnified Party is entitled to be indemnified and held harmless under this Section 17 and the extent to which it is entitled to be indemnified and held harmless hereunder. If the parties cannot so agree within said period, the Indemnified Party may thereafter commence litigation in a court of competent jurisdiction for a determination of its claim. Upon resolution of any claim pursuant to this Section 17, whether by agreement between the parties or the rendering of a final judgment in any litigation, the Indemnifying Party shall within ten (10) days of such resolution pay over and deliver to the Indemnified Party funds in the amount of any claim as resolved, and any fees and interest, including reasonable attorneys' fees and costs (including without limitation any appellate proceedings), incurred by the Indemnified Party with respect to any such litigation.

                (e) Notwithstanding anything to the contrary herein, in the event Purchaser has a claim for indemnification pursuant to this Section 17, Purchaser may set-off Damages against any amount of the Purchase Price which has not yet been paid by Purchaser to Seller pursuant to the terms of this Agreement; provided however, Purchaser's election to set-off pursuant to this Section 17(e) shall in no way limit Purchaser from pursuing any other remedy available to it hereunder, at law, or in equity and in no way shall such election to set-off be construed as a liquidation of such Damages.

        18. EXPENSES. Except to the extent otherwise provided by this Agreement or as specifically authorized in writing by the parties hereto, each party shall pay for its own legal, accounting and other similar expenses incurred in connection with the transactions contemplated by this Agreement, whether or not such transactions are consummated.

        19. BROKERAGE COMMISSIONS. Each party represents and warrants that this Agreement is the result of direct negotiations between them and that there are no claims for brokerage commissions or finder's fees in connection with the transactions contemplated by this Agreement. Each of the parties agrees to indemnify and hold harmless the other for any Damages resulting from or arising out of any liability to any broker or finder on the basis of any arrangement or agreement made by or on behalf of such party.

        20. ENTIRE AGREEMENT AND BINDING EFFECT. This Agreement and the Exhibits, Schedules and documents attached hereto contain the entire agreement between the parties hereto with respect to the transactions contemplated herein, and supersede all prior agreements or understandings between the parties relating to the subject matter hereof. This Agreement, and all questions concerning its construction, validity, and interpretation, and the performance of the obligations imposed by this Agreement, shall be governed, interpreted and enforced according to the internal law, not the law of conflicts, of The Netherlands. All Exhibits, Schedules and documents attached hereto are incorporated herein by this reference.

        21. ASSIGNABILITY. This Agreement shall not be assignable by any of the parties hereto without the prior written consent of the other parties hereto, except that it may be assigned by Purchaser to any corporation controlled by, or under direct or indirect common control with, Purchaser. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and permitted assigns.

        22. PARTIAL INVALIDITY/SEVERABILITY. The various covenants and provisions of this Agreement, including specifically, without limitation those covenants and provisions contained in Section 12 hereof, are intended to be severable and to constitute independent and distinct binding obligations of the parties hereto. In the event any one or more of the covenants or provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in whole or in part, the validity, legality and enforceability of the remaining covenants or provisions of this Agreement and any other part or application thereof shall not in any way be affected or impaired thereby (except if such partial invalidity may frustrate the basic intents and purposes hereof).

        23. TERMINATION. This Agreement may be terminated or abandoned any time prior to the consummation hereof by (a) the mutual consent of the parties hereto; (b) either Purchaser or Seller, respectively, if there has been a material misrepresentation or breach on the part of Seller or Purchaser, respectively, of any representation, warranty or covenant set forth in or made pursuant to this Agreement; or (c) Purchaser or Seller if the Closing has not occurred by February 15, 1998; provided, however, that any termination pursuant to clause (b) above shall not be deemed to be a waiver of any rights and remedies otherwise available under this Agreement, by operation of law or otherwise to the party who so terminates.

        24. WAIVERS AND NOTICES. Any term or condition of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument. No delay or failure on the part of any party in exercising any rights hereunder, and no partial or single exercise thereof, will constitute a waiver of such rights or of any other rights hereunder nor shall operate as a waiver of, or estoppel with respect to, any subsequent or other exercise of any rights hereunder. All notices, waivers, consents, requests, instructions, approvals, and other communications provided for herein shall be in writing and shall be validly given, made or served (a) upon delivery to the address of such party specified below if delivered personally or by courier, or sent by certified or registered mail, return receipt requested, postage prepaid, or (b) upon dispatch if transmitted by telecopy or other means of facsimile, in any case to the parties at the following addresses or telecopy number, as the case may be:

        (a)       If to Seller and/or Maeizumi:  Mr. T. Maeizumi
                                                 c/o Strand Europe Ltd.
                                                 Strand House, Galway Road
                                                 Blackbushe Business Park
                                                 Yateley, Hampshire
                                                 GU46 6GE
                                                 Telecopy No. 011 441 252 861006
                                                 Confirm No. 011 441 252 861000

        (b)       If to Purchaser:               Mr. Paul Bennett
                                                 Universal Electronics B.V.
                                                 Javastraat 92
                                                 7512 ZK Enschede
                                                 Netherlands
                                                 Telecopy No. 011 31 53 432 7080
                                                 Confirm No. 011 31 53 488 8000
or to such other address or telecopy number as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt. If notice is transmitted by telecopy or other means of facsimile, the sending party must, on the same day, send a copy of such notice by regular mail, postage pre-paid.

        25. AMENDMENT. This Agreement may be amended, modified, or supplemented only by written agreement of the parties hereto.

        26. REMEDIES CUMULATIVE. All remedies of the parties provided herein shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other remedies available to the parties, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained herein, and every remedy given herein or by law to any party hereto may be exercised from time to time, and as often as shall be deemed expedient, by such party.

        27. SPECIFIC PERFORMANCE. Each of Seller and Maeizumi acknowledges and agrees that the Assets are unique, that damages for any failure of Seller or Maeizumi to transfer the Assets pursuant to this Agreement would be an inadequate remedy, and that Purchaser shall be entitled to enforcement by judgment for specific performance.

        28. ATTORNEYS' FEES. Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party shall be entitled to recover, as an element of costs of suit and not as damages, interest and reasonable attorneys' fees and costs, including all costs and expenses of any appellate court proceedings.

        29. HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the interpretation or meaning of this Agreement.

        30. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

        31. NO STRICT CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent and no rule of strict construction will be applied against any party.

        32. NONDISCLOSURE OF TERMS AND IDENTITY OF RELATED PARTIES. Purchaser, Seller and Maeizumi each agrees to not disclose any of the terms, conditions or provisions of this Agreement to any person, firm, corporation, association, agency or entity other than its own attorneys and shareholders, except where such disclosure is lawfully required and in such instances such disclosure shall be limited to the information specifically required to be produced.

        If the foregoing is an accurate statement of our agreement, please indicate your approval by countersigning the enclosed copy of this letter and returning it to me as soon as possible.


                                       Sincerely,

                                       UNIVERSAL ELECTRONICS B.V.,
                                       a Netherlands corporation



                                       By:
                                          --------------------------------------
                                          Paul Bennett, Managing Director


APPROVED THIS __30TH___ DAY
OF DECEMBER, 1998.

EURO QUALITY ASSURANCE, LTD.
a Hong Kong corporation


By:
   --------------------------------
     T. Maeizumi, Managing Director

                 AND

-----------------------------------
T. Maeizumi, Individually